Exhibit 10.30

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of July 1, 2007, by and between Golden Star Resources Ltd., a company incorporated under the laws of Canada (the “Company”) and Golden Star Management Services Company, a Delaware corporation (the “Manager”). The Company and the Manager are each referred to herein as a “Party” and jointly as the “Parties.”

WHEREAS, the Company requires assistance with respect to its management, administration and business operations;

WHEREAS, the Manager maintains a staff of highly skilled and experienced industry personnel;

WHEREAS, the Company wishes to engage the Manager to provide certain administrative and management services to the Company, and the Manager wishes to provide such services to the Company as set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Services.

(a) The Company hereby engages the Manager and the Manager hereby agrees that it shall provide the services described in Schedule I of this Agreement (which includes services that Manager will provide without any applicable markup) and Schedule II of this Agreement (which includes services that Manager will provide with an applicable markup) (collectively, the “Services”).

(b) In addition, Manager will from time to time pay certain costs (“Additional Costs”, as defined in Section 3(a) and examples of which are included in Schedule III of this Agreement) on behalf of Company without any applicable markup.

(c) The Parties intend that the services identified on Schedule I will be those Services that are eligible for the “services cost method”, as such term is used in Treasury Regulation § 1.482-9T (and any successor regulation), and that Services that are ineligible for such method will be identified on Schedule II; and, the Parties agree to amend Schedules I and II when and as appropriate to achieve this result. In addition, the Parties may, at any time and by mutual agreement, add a service, delete a service, or modify a service to be performed pursuant to this Agreement. The Manager may retain unaffiliated consultants or subcontractors to carry out its obligations hereunder if the Manager, in its discretion, deems such consultants or subcontractors necessary, desirable or advisable.

2. Term. This Agreement will become effective as of July 1, 2007 (the “Effective Date”), and shall remain in full force and effect until terminated in accordance with Section 8.

3. Fees.

(a) In consideration of the Services to be rendered by the Manager pursuant to this Agreement, the Company shall pay the Manager and the Manager shall be entitled to receive a fee equal to the “Monthly Service Fee”, as defined in Section 3(f). In addition, the Manager shall be reimbursed by the Company for any amount that the Manager pays that (i) is paid by the Manager, in carrying out its duties as Manager, on behalf and for the benefit of the Company, and (ii) is not part of the Allocable Cost of a service, as such term is used in Section 3(e) (the “Additional Costs”). Examples of Additional Costs are included on Schedule III of this agreement.

(b) The Company may, at its sole option, provide Manager with an advance. Unless the Parties agree otherwise, any advance made pursuant to this Section 3(b) shall be considered an advance against payments due to the Manager described in Section 3(d), and shall be recouped from the next amounts otherwise payable under Section 3 (d).

(c) The Manager shall establish and maintain adequate accounting, management information and cost accounting systems that identify all accounting items related to the Services, Allocable Costs and Additional Costs. The Company or a mutually agreed upon certified public accountant (i) shall have access, at all reasonable times, to the accounts and records maintained by the Manager that relate to the performance of Services or the determination of Allocable Costs or Additional Costs and (ii) may inspect, copy and audit such accounts and records of the Manager that relate to the performance of Services and the determination of the Allocable Costs and Additional Costs.

(d) The Manager shall invoice the Company for the Monthly Service Fee, as defined in Section 3(f) as soon as practicable following the last day of each month and such invoiced amount shall be immediately due and payable by the Company. The Manager shall invoice the Company for the Additional Costs, if any, and such Additional Costs shall be payable by the Company monthly, in arrears.

(e) The “Allocable Cost” of providing a service shall include all costs directly identified with or reasonably allocated to the provision of a service, including, but not limited to, a reasonable portion of overhead and general and administrative charges.

(f) The “Monthly Service Fee” shall be the sum of (i) the Allocable Cost of providing the services on Schedule I, and (ii) 1.07 times the Allocable Cost of providing the services on Schedule II. The Monthly Service Fee shall accrue throughout the applicable calendar month. In computing the Monthly Service Fee pursuant to this Section 3(f), the Allocable Cost of providing a service for a month of determination shall be the Allocable Costs with respect to such service accrued by the Manager for such month.

4. Representations and Warranties. Each of the Parties represents and warrants to each other Party:

(a) Organization. Each Party (i) is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power and authority under the laws of the jurisdiction of its incorporation to own its property and carry on its business as currently conducted; and (iii) is duly qualified to do business in each other jurisdiction where necessary in light of the business it conducts and the property it owns and intends to conduct and own in light of this Agreement.

(b) Authority. Each Party has all requisite corporate power and authority to enter into this Agreement and to perform the Services and obligations provided for in this Agreement.

(c) Binding Agreement. That this Agreement has been duly authorized, executed and delivered by such Party and constitutes a valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) Consents and Approvals. All authorizations and government approvals which are necessary for (i) the execution and delivery of this Agreement and (ii) the performance of the Services and other obligations hereunder have been obtained and are in full force and effect, and no other action by, and no notice or filing with, any governmental authority or other individual or entity is required for such execution, delivery or performance and all fees and taxes required for the legality and enforceability of such documents has been paid.

(e) No Conflicts. The execution, delivery and performance of this Agreement does not and will not (i) violate any provision of its organizational documents, any authorization, any government rule or any government approval or, (ii) conflict with, result in a breach of or constitute a default under any mortgage, indenture, loan, credit agreement or other agreement to which such Party is a party or by which such Party or its property may be bound or affected in any material respect.

5. Manager Covenants.

(a) Standard of Care. The Manager shall perform, or cause its consultants or subcontractors to perform, the Services at all times (i) in conformity with this Agreement, (ii) in good faith and in a manner the Manager reasonably believes to be in accordance with prudent industry practices, and (iii) in a manner the Manager has no reasonable cause to believe is not in compliance with all applicable anti-corruption governmental rules, or with other applicable governmental rules and environmental laws. The Manager shall be responsible for obtaining all government approvals required to conduct its business.

(b) Prohibited Activities. The Manager shall not, without the prior approval of the Company, do or permit to occur or to continue any of the following: (i) create, incur or assume any security interest or encumbrance upon the Company or its properties; (ii) commit or purport to commit the Company to be or to become directly or contingently responsible or liable for obligations of or to any other individual or entity; (iii) negotiate, execute, amend or modify any understanding or agreement on behalf of the Company; (iv) enter into a binding commitment to sell, transfer, finance, pledge or hypothecate any property or beneficial interest of the Company; and (v) take any action (or inaction) which pursuant to the provisions of this Agreement requires the prior approval or consent of the Company.

(c) Personnel.

(A) The Manager shall provide and make available as necessary all professional, supervisory, managerial, administrative, and other personnel as are necessary to perform the Services. Such personnel shall be duly and appropriately trained, and shall possess the necessary experience, qualifications and administrative support and shall devote such time as is necessary, to enable them to timely, efficiently, competently and professionally to perform such obligations, as are required hereunder and as would be consistent with prudent administration and management practices. From time to time the Manager shall provide the Company with such information as is reasonably requested by the Company relating to the Manager’s: (A) guidelines for hiring of personnel who may be engaged in the performance of Services hereunder and (B) employment policies and standards. The working hours, rates of compensation, and all other matters relating to the employment of individuals employed by the Manager in the performance of the Services shall be determined solely by the Manager. The Company acknowledges that it shall have no right to review the rates of compensation or the personnel files of any individual or entity engaged in the performance of the Services. The Manager acknowledges and agrees that it does not have the authority to enter into any contracts or collective bargaining agreements with respect to labor matters that purport to bind or otherwise obligate the Company.

(B) The Manager shall indemnify the Company and hold it harmless from all withholding, payroll, unemployment and any and all other taxes required under applicable law to be paid by employers relating to the employment of personnel to perform the Services under this Agreement. The Manager shall maintain all necessary records with respect to payment of taxes.

(d) Materials. Except as otherwise expressly provided in this Agreement, the Manager shall supply all materials and labor necessary for the performance of the Services at its own expense.

(e) Retention of Records. Unless returned to the other Party at the request of such other Party or otherwise disposed of in accordance with the direction of the other Party, for a period of not less than seven (7) years after the date of termination or expiration of this Agreement, each Party shall continue to maintain all files and records pertaining to the performance of this Agreement.

(f) Insurance. The Manager shall maintain at all times such employer’s liability insurance as required by applicable law.

6. Indemnification and Exculpation.

(a) Subject to Section 6(c) hereof, to the fullest extent permitted by law, the Company shall indemnify and save harmless the Manager, and its officers, directors or employees (each, an “Indemnified Party”) from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and reasonable attorneys’ fees and other legal or other costs and expenses of investigating or defending against any claim or alleged claim but excluding any liabilities for taxes of any Indemnified Party), known or unknown, liquidated or unliquidated, that are incurred by such Indemnified Party and arise out of or in connection with the business of the Company or the performance by such Indemnified Party of its responsibilities hereunder (including, without limitation, those that arise out of or in connection with the employment by the Manager of advisors, agents or other third parties to assist the Manager in the performance of its duties pursuant to this Agreement) (each of the foregoing, a “Claim”); provided, that an Indemnified Party shall not be entitled to indemnification hereunder to the extent such Claim arises from willful misconduct, bad faith or conduct that is otherwise not in accordance with the standard of care set forth in Section 5(a). The termination of any proceeding by settlement, judgment, order or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that an Indemnified Party was engaged in willful misconduct or bad faith. Any person or entity entitled to indemnification from the Company hereunder shall obtain the written consent of the Company (which consent shall not be unreasonably withheld) prior to entering into any agreement or settlement that would result in an obligation of the Company to indemnify such person or entity.

(b) Expenses incurred by an Indemnified Party in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amount to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder. The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract or as a matter of law or equity and shall be extended to such Indemnified Party’s successors, assigns and legal representatives.

(c) Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding or threatened action or proceeding in connection with any Claim referred to in Section 6(a), such Indemnified Party shall give written notice thereof to the Company; provided, that the failure of an Indemnified Party to give such notice shall not relieve the Company of its obligations pursuant to this Section 6, except to the extent that the Company is actually prejudiced by such failure to give notice.

(d) In case any action or proceeding is commenced against any Indemnified Party that may be subject to indemnification pursuant to this Section 6, the Company shall have the right to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Company to such Indemnified Party of the Company’s election to assume the defense thereof, the Company will be liable for the expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. The Company will not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving to such Indemnified Party a release from all liability in respect of such Claim.

7. No Partnership. Nothing contained herein shall create, or shall be construed as creating, a partnership or joint venture of any kind or as imposing upon any Party any partnership duty, obligation or liability to any other Party. Each Party shall be an independent contractor hereunder and neither shall be the agent of any other Party.

8. Termination.

(a) Termination by the Company. The Company shall be permitted to terminate this Agreement at any time, with or without cause, upon thirty (30) days written notice to the Manager in accordance with Section 10(a).

(b) Termination by the Manager. The Manager shall be permitted to terminate this Agreement at any time by delivering to the Company notice to that effect (the “Resignation Notice”) in accordance with Section 10(a)). The Manager’s resignation shall be effective on the 90th day following receipt of the Resignation Notice by the Company.

(c) Termination by either Party. Either Party shall be permitted to terminate this Agreement with immediate effect, in the event that the other Party becomes insolvent, bankrupted, files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, or winding-up, makes a general assignment for the benefits of its creditors, or admits in writing its inability to pay its debts as they come due, by giving notice in accordance with Section 10(a).

(d) Effect of Termination.

(A) Upon termination of this Agreement, the Manager shall provide the Company with the right to continue to use any and all of the Manager’s proprietary information that the Company deems reasonably necessary to perform the Services. Furthermore, the Company shall have the right to employ any other individual or entity to perform the Services by whatever method the Company may deem expedient. The Manager shall have no further rights under this Agreement and shall not be entitled to receive any further payments under this Agreement, except for (A) the ratable portion of the Annual Service Fee that it earned for the calendar month during which the Agreement was terminated for Services rendered by the Manager through such termination date and (B) any documented and unpaid Additional Costs owed by the Company to the Manager; provided, however, that the Company’s obligations under Section 6 hereof shall survive termination of this Agreement. The Manager shall prepare records and documentation for transfer to a new manager at the Company’s request and, unless such termination by the Company is the result of a default by the Manager in the performance of its obligations under this Agreement (in which case the Manager shall pay for the costs of preparation of such records and documentation), at the Company’s expense.

(B) At the request and expense of the Company upon the termination of this Agreement for any reason, the Manager shall exercise good faith and due diligence to assign to the Company all of the Manager’s rights to the extent assignable under subcontracts and other contractual agreements entered into by the Manager in connection with the performance of the Services as may be designated by the Company.

9. Force Majeure. Neither Party shall be deemed to be in breach of its obligations hereunder nor shall it be liable to the other for any loss or damage which may be suffered as a direct or indirect result of the performance of any of its obligations being prevented, hindered or delayed by reason of any force majeure circumstances, which shall mean any act of God, war, riot, terrorist act, civil commotion, strike, lock-out, trade dispute or labor disturbance, accident, breakdown of plant or machinery, explosion, fire, flood, difficulty in obtaining workmen, materials or transport, government action, epidemic, or other circumstances whatsoever outside the control of such Party affecting the performance of such Party’s duties hereunder; provided that the Company shall in no event be relieved of its obligation to pay the Annual Service Fee.

10. Miscellaneous.

(a) Notices. All notices or other communications which either Party may desire or be required to give hereunder shall be delivered by hand or overnight courier service, mailed by registered or certified mail, or sent by facsimile transmission, at their following respective addresses and shall be effective upon receipt:

To the Company:	Golden Star Resources Ltd. 10901 West Toller Drive, Suite 300 Littleton, Colorado 80127-6312 Tel.: 303-894-4631 Fax: 303-830-9094

To the Manager:	Golden Star Management Services Company 10901 West Toller Drive, Suite 300 Littleton, Colorado 80127-6312 Tel.: 303-894-4631 Fax: 303-830-9094

(b) Assignment. This Agreement may not be assigned by any Party hereto without the other Party’s prior written consent.

(c) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado without regard to choice or conflict of laws.

(d) Further Assurances. Each Party upon the request of the other Party agrees to perform such further acts and execute and deliver such further documents as may be reasonably necessary to carry out the terms and intent of this Agreement.

(e) Entire Agreement; Waiver; Severability. This Agreement constitutes the entire understanding between the Parties hereto with respect to the subject matter hereof and no waiver or amendment or modification of the terms hereof shall be valid unless signed in writing by the Parties hereto and only to the extent therein set forth. If any term or provision of this Agreement or any portion of a term or provision hereof or the application thereof to any individual or entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision or portion thereof to individuals or entities or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and each portion thereof shall be valid and enforced to the fullest extent permitted by law.

(f) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

(g) Headings. The headings in this Agreement are for convenience only and shall not affect its construction.

(h) Amendment; Counterparts. This Agreement may only be amended in writing signed by both of the Parties. This Agreement and any amendment hereto may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Dispute Resolution. Any dispute, controversy or claim arising under or in connection with this Agreement, and which cannot be resolved within 60 days of good faith negotiations between the Parties, shall be settled through binding arbitration conducted in Denver, Colorado pursuant to the Commercial Arbitration rules of the American Arbitration Association.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first written above.

Golden Star Resources Ltd.

By:	/s/ Thomas G. Mair
Name: Thomas G. Mair Title: Chief Financial Officer

Golden Star Management Services Company

By:	/s/ Roger Palmer
Name: Roger Palmer Title: VP Finance and Controller